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                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8, Registration No. 333-31700) pertaining to the 2000 Stock Option Plan of Aperian, Inc. of our report dated June 26, 2000, with respect to the consolidated financial statements of MSI Holdings, Inc. (dba Aperian) included in its Annual Report (Form 10-KSB) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP



Austin, Texas
October 16, 2000